UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2006

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	001-32389	41-2111139
(State or other	(Commission file	(IRS Employer
jurisdiction of	number)	Identification No.)
incorporation)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

          On March 23, 2006, NTS Realty Holdings Limited Partnership (“NTS Realty”) issued a press release to announced that it closed on its agreement (the “Agreement”) with PPF AMLI at Castle Creek LLC and PPF AMLI at Lake Clearwater LLC, Delaware limited liability companies that are not affiliated with NTS Realty (collectively, the “Sellers”), to purchase two multifamily properties located in Indianapolis, Indiana for a purchase price slightly in excess of $50 million. These properties are commonly known as AMLI at Castle Creek (“Castle Creek”) and AMLI at Lake Clearwater (“Lake Clearwater”). Castle Creek was built in 2000 and includes 276 units. Lake Clearwater was built in 1999 and has 216 units. The properties are located approximately two miles apart from each other near the northern perimeter of Marion County north of Indianapolis.

          Financial statements and pro forma financial information in connection with the acquisition of Castle Creek and Lake Clearwater will be filed with the Securities and Exchange Commission within 71 days of this Current Report on Form 8-K.

          A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 2.01 disclosure by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: See Above
(b)	Pro Forma Financial Information: See Above
(c)	Exhibits:

	Exhibit No.	Description
	99.1	Press release of NTS Realty Holdings Limited Partnership, dated March 23, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:		NTS Realty Capital, Inc.,
Its:		Managing General Partner

/s/ Gregory A. Wells

	By:	Gregory A. Wells
	Its:	Executive Vice President and CFO

	Date:	March 29, 2006

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